UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2007

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2007, the board of directors of Harvest Natural Resources, Inc. (the "Company") approved the terms of a separation agreement (the "Separation Agreement") between the Company and Byron A. Dunn, relating to his resignation as the Company’s Senior Vice President, Corporate Development. The Separation Agreement was effective as of Mr. Dunn’s separation date, which was November 16, 2007 (the "Separation Date").

The Separation Agreement provides that the Company will make a one-time bonus payment to Mr. Dunn of $240,000 on May 16, 2008, and will reimburse him for up to $20,000 for outplacement services provided to him within 12 months of the Separation Date. Mr. Dunn’s options to purchase Company stock will continue to vest after the Separation Date, and restrictions on shares of Company restricted stock previously granted to him will lapse as of the Separation Date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

November 20, 2007	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President, General Counsel and Corporate Secretary